                                   EXHIBIT 3


                           EXCHANGE RIGHTS AGREEMENT

                 This Exchange Rights Agreement (this "Agreement") is made as of January 1, 1995 among Hotel Investors Trust, a real estate investment trust organized under the laws of the State of Maryland (the "Trust"), Hotel Investors Corporation, a Maryland corporation (the "Corporation"), SLT Realty Limited Partnership, a Delaware limited partnership (the "Realty Partnership"), SLC Operating Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), each of the limited partners of the Realty Partnership and the Operating Partnership listed on the signature pages hereto (the "Starwood Partners") and Firebird Consolidated Partners, L.P., a Delaware limited partnership ("Firebird"). Unless otherwise indicated, capitalized terms used herein are used herein as defined in Section 11.

                 WHEREAS, pursuant to a Formation Agreement dated as of November 11, 1994 (the "Formation Agreement") among the Trust, the Corporation, Starwood Capital Group, L.P., a limited partnership organized under the laws of the State of Delaware ("Starwood"), and the Starwood Partners (i) on the date hereof the Trust and the Starwood Partners are making capital contributions to the Realty Partnership in return for the issuance by the Realty Partnership to the Trust and to the Starwood Partners of Units (as defined in the Limited Partnership Agreement of the Realty Partnership (the "Realty Partnership Agreement")) of the Realty Partnership (such Units issued by the Realty Partnership to the Starwood Partners on the date hereof, together with any Units of the Realty Partnership issued to the Starwood Partners or Firebird after the date hereof (including, without limitation, Units issued to Firebird in exchange for senior debt pursuant to Section 6.4 of the Formation Agreement), being hereinafter called the "Realty Units") and (ii) on the date hereof the Corporation and the Starwood Partners are making capital contributions to the Operating Partnership in return for the issuance by the Operating Partnership to the Corporation and to the Starwood Partners of Units (as defined in the Limited Partnership Agreement of the Operating Partnership (the "Operating Partnership Agreement")) of the Operating Partnership (such Units issued by the Operating Partnership to the Starwood Partners on the date hereof, together with any Units of the Operating Partnership issued to the Starwood Partners or Firebird after the date hereof (including, without limitation, Units issued to Firebird in exchange for senior debt pursuant to
Section 6.4 of the Formation Agreement), being hereinafter called the "Operating Units");

                 WHEREAS, in the event that Firebird shall acquire Realty Units and Operating Units on or after the date hereof,





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then from and after such acquisition Firebird shall be deemed to be a "Starwood
Partner" for all purposes of this Agreement; and

                 WHEREAS, pursuant to the Formation Agreement the parties hereto are entering into this Agreement to provide for the rights of the Starwood Partners to tender Realty Units and Operating Units in exchange for either Paired Shares (as defined herein), cash or a combination of Paired Shares and cash, on the terms and conditions set forth herein;

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties hereto agree as follows:

                 SECTION 1. RIGHT TO TENDER STARWOOD UNITS. (a) Upon the terms and subject to the conditions of this Agreement, each holder of Starwood Units (as defined below) shall have the right to tender to the Trust outstanding Realty Units and the right to tender to the Corporation outstanding Operating Units. Notwithstanding anything to the contrary contained in this Agreement (i) no Realty Unit may be tendered to the Trust unless simultaneously therewith the tendering holder also tenders to the Corporation an Operating Unit and no Operating Unit may be tendered to the Corporation unless simultaneously therewith the tendering holder also tenders to the Trust a Realty Unit (a Realty Unit tendered for exchange and the Operating Unit simultaneously tendered for exchange being hereinafter collectively referred to as a "Starwood Unit") and (ii) any attempted tender of a Realty Unit or an Operating Unit which is not accompanied by a simultaneous tender of an Operating Unit or Realty Unit, respectively, shall be void and of no effect; it being understood that a simultaneous tender of unequal numbers of Realty Units and Operating Units shall be valid under this sentence to the extent of the lesser of the number of Realty Units or Operating Units, as the case may be, included in such tender.

                 (b) Notwithstanding any other provision of this Agreement, no Paired Shares or cash shall be issued or paid in respect of any tender of Starwood Units (i) if, notwithstanding the provisions of Section 6 of this Agreement, the right to tender Starwood Units and receive Paired Shares or cash would result in the Trust not satisfying the REIT Requirements in any respect or would result in any person or entity Beneficially Owning Trust Shares exceeding the Ownership Limit, (ii) prior to the expiration or termination of the waiting period applicable to such exchange and issuance, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as it may be amended from time to time, or (iii) prior to the receipt of all governmental and regulatory approvals which are required to be obtained prior to such tender and issuance or payment, including, without limitation, any required approvals of the gaming authorities of the State of Nevada and of Clark County, Nevada (the "Gaming





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Approvals"). Prior to the receipt of Gaming Approvals, such holder shall, as a condition to any tender of Starwood Units which would (if the Paired Share Option (as defined below) were to be elected in respect of such tender) cause the Starwood Partners to beneficially own, in the aggregate, Paired Shares representing more than 4.9% of the then issued and outstanding Paired Shares, give not less than 90 days' written notice to the Trust and the Corporation (at the offices provided pursuant to Section 10) of its intent to tender Starwood Units. In the event that the ability to receive Paired Shares or cash would result in the Trust not satisfying the REIT Requirements in any respect or would result in any person or entity Beneficially Owning Trust Shares exceeding the Ownership Limit, and as a result thereof no Paired Shares or cash may be issued or paid in respect of any tender of Starwood Units pursuant to Section 1(b)(i) above, the parties hereto shall use their respective best efforts to restructure the terms and provisions of this Agreement (and, if necessary, the Partnership Agreements and the Registration Rights Agreement (as defined in
Section 6)), or to agree to terms and provisions in addition to such terms and provisions, so as to provide to each such party the same substantive rights (or substantive rights as close thereto as is reasonably practicable) as those provided by this Agreement, the Partnership Agreements and the Registration Rights Agreement.

                 (c) The rights to exchange Starwood Units pursuant to this Agreement constitute a continuous offer and may not be withdrawn, amended or modified by the Trust or the Corporation without the prior written consent of each holder of outstanding Starwood Units adversely affected by such withdrawal, amendment or modification; provided that any withdrawal, amendment or modification that does not adversely affect any holder of outstanding Starwood Units may be effected without the consent of such holder.

                 SECTION 2. ACCEPTANCE OF TENDER; ELECTION OF METHOD OF PAYMENT FOR TENDERED STARWOOD UNITS. (a) Upon the terms and subject to the conditions of this Agreement, the Trust and the Corporation shall accept Starwood Units validly tendered in proper form and meeting all of the requirements of this Agreement. In order for Starwood Units to be validly tendered pursuant to this Agreement, the registered holder thereof shall deliver to the Trust and the Corporation, at the address provided pursuant to
Section 10, (i) a completed and duly executed Letter of Transmittal in the form attached hereto as Exhibit A (the "Letter of Transmittal") and any other documents required by the Letter of Transmittal and (ii) a calculation, to the best knowledge of such registered holder after due inquiry (together with such supporting documentation as the Trust may reasonably request), of the maximum number of Paired Shares that may be issued to such registered holder without causing either (x) the Trust to not satisfy the REIT Requirements in any respect or (y) any person or entity to Beneficially Own Trust Shares exceeding





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the Ownership Limit.  The Trust and the Corporation shall make all determinations as to the validity and form of any tender of Starwood Units in accordance with the provisions of this Agreement and upon rejection of a tender shall give the tendering holder written notice of such rejection, which shall include the reasons therefor.

                 (b) Unless otherwise determined by agreement of the Trust and the Corporation, tenders of Starwood Units pursuant to this Agreement shall be irrevocable and shall not be subject to withdrawal or modification; provided that if the Trust and the Corporation make the Paired Share Election with respect to a tender, then within 3 days after such Election the tendering holder may elect to revoke such tender so long as (i) no public disclosure of such tender has been made prior to such revocation and (ii) such tendering holder reimburses the Trust and the Corporation for all reasonable costs and expenses incurred in connection with such tender.

                 (c) Within 15 days after the valid tender pursuant to this Agreement of Starwood Units, the Trust and the Corporation shall make an election to pay for such Starwood Units by delivering either (i) Paired Shares (the "Paired Share Election"), (ii) cash (the "Cash Election") or (iii) a combination of Paired Shares and cash (the "Combined Election"). Such election shall be made pursuant to an agreement as to such election between the Trust and the Corporation. If the Trust and the Corporation do not so agree within such 15-day period, they shall be deemed to have made the Cash Election.

                 SECTION 3. PAIRED SHARE ELECTION. (a) If with respect to any tender of Starwood Units pursuant to this Agreement, the Trust and the Corporation make the Paired Share Election, then within 20 days after such tender the Trust and the Corporation shall deliver to the tendering holder one Paired Share for each Starwood Unit validly tendered pursuant to the provisions of this Agreement.

                 (b) No fractional Paired Shares or scrip representing fractional Paired Shares shall be issued upon exchange of Starwood Units pursuant to this Agreement. If more than one Letter of Transmittal shall be delivered at one time by the same holder, the number of full Paired Shares which shall be issuable upon exchange of the Starwood Units tendered thereby shall be computed on the basis of the aggregate number of Starwood Units so tendered. Instead of any fractional Paired Shares which would otherwise be issuable upon exchange of any Starwood Units, the Trust and the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Paired Share Closing Price on the last business day preceding the date of exchange.





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                 (c)  If a holder exchanges Starwood Units pursuant to this
Agreement, the Trust and the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on any issue of Paired Shares upon such exchange. Such holder, however, shall (i) pay to the Trust and the Corporation the amount of any additional documentary, stamp or similar issue or transfer tax which is due (or shall establish to the satisfaction of the Trust and the Corporation the payment thereof) as a result of Paired Shares being issued in a name other than the name of such holder and (ii) be responsible for all income or other taxes as a result of such exchange.

                 SECTION 4. CASH ELECTION. (a) If with respect to any tender of Starwood Units pursuant to this Agreement, the Trust and the Corporation make or are deemed to have made the Cash Election, then within 20 days after such tender the Trust and the Corporation shall pay to the tendering holder an aggregate amount of cash (the "Aggregate Cash Payment") equal to the product of
(i) the number of Paired Shares which would have been delivered to such holder if the Trust and the Corporation had made the Paired Share Election with respect to such tender and (ii) the average Paired Share Closing Price for the ten trading day period ending one day prior to the date of such tender.

                 (b) In connection with any Aggregate Cash Payment pursuant to Section 4(a) or any cash payment pursuant to Section 5(a)(ii), the Trust shall pay 95% of such Aggregate Cash Payment or such cash payment and the Corporation shall pay 5% of such Aggregate Cash Payment or such cash payment (such percentages being herein called the "Issuance Percentages"); provided that the Trust and the Corporation may from time to time change the Issuance Percentages based on their determination of the relative fair values of the Trust Shares and the Corporation Shares.

                 SECTION 5. COMBINED ELECTION. (a) If with respect to any tender of Units pursuant to this Agreement, the Trust and the Corporation shall make the Combined Election, then within 20 days after such tender the Trust and the Corporation shall (i) notify the tendering holder of the number of such tendered Units which will be exchanged for cash (the "Cash Units") and the number of such tendered Units which will be exchanged for Paired Shares (the "Paired Share Units"), (ii) pay to the tendering holder, in respect of each Cash Unit validly tendered pursuant to the provisions of this Agreement, an amount of cash (with each of the Trust and the Corporation paying its then respective Issuance Percentage of such amount of cash) equal to the average Paired Share Closing Price for the ten trading day period ending one day prior to the date of such tender and (iii) deliver to the tendering holder one Paired Share for each Paired Share Unit validly tendered pursuant to the provisions of this Agreement.





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                 (b)  The provisions of Sections 3(b) and 3(c) of this
Agreement shall apply to the issuance of Paired Shares pursuant to Section
5(a).

                 SECTION 6. REGISTRATION RIGHTS. If at any time after one year from the date of this Agreement, (a) a Starwood Partner validly tenders Starwood Units pursuant to the provisions of this Agreement, (b) the Trust and the Corporation make the Paired Share Election or the Combined Election with respect to such tender, (c) as a result of the Ownership Limit such Starwood Partner cannot receive the full number of Paired Shares otherwise issuable to such Starwood Partner pursuant to such tender and such Election (without giving effect to the Ownership Limit) (the event described in clauses (a), (b) and (c) being referred to as a "Paired Share Tender Reduction"; the number of such Paired Shares which such Starwood Partner cannot receive pursuant to such tender as a result of the Ownership Limit being referred to as the "Unissued Paired Shares"; and the Starwood Units tendered in respect of such Unissued Paired Shares being referred to as the "Delayed Payment Units"), then (i) subject to the other terms and conditions of this Agreement, such Starwood Partner shall be entitled to receive the number of Paired Shares which it can receive pursuant to such tender, such Election and the Ownership Limit and (ii) if Starwood shall make a written request for registration of Paired Shares pursuant to Section 2.3 of the Registration Rights Agreement of even date herewith among the Trust, the Corporation and Starwood (the "Registration Rights Agreement"), then, pursuant to the terms of the Registration Rights Agreement, the Trust and the Corporation shall cause there to be filed with the Securities and Exchange Commission a registration statement and the Trust and the Corporation shall register and sell pursuant thereto a number of Paired Shares equal to the number of such Unissued Paired Shares requested by Starwood to be registered pursuant to Section 2.3 of the Registration Rights Agreement. Within two business days after the receipt by the Trust and the Corporation of the proceeds of any sale (after underwriting discounts and commissions) of such Paired Shares pursuant to such registration, the Trust and the Corporation shall pay such proceeds to the tendering holder of the Delayed Payment Units, in full payment for the tender of such Delayed Payment Units.

                 SECTION 7. REPRESENTATIONS OF TENDERING HOLDER. Each tender of Starwood Units shall constitute a representation and warranty by the tendering holder of each of the representations and warranties set forth in the form of Letter of Transmittal. Without limiting the generality of the foregoing, unless, at the time of a tender for exchange of Starwood Units pursuant to this Agreement, a registration statement relating to any Paired Shares to be delivered upon such tender is effective under the Securities Act of 1933, as amended (the "Securities Act"), such tender shall constitute a representation and warranty by the tendering holder to the Trust and the Corporation that such





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tendering holder (i) is an "accredited investor" within the meaning of Rule 501 under the Securities Act, (ii) has sufficient knowledge and experience in financial and business matters and in investing in entities similar to the Partnerships, the Trust and the Corporation so as to be able to evaluate the risks and merits of its investment in the Partnerships, the Trust and the Corporation and it is able financially to bear the risks thereof, (iii) has had an opportunity to discuss the business, management and financial affairs of the Trust, the Corporation and the Partnerships with the management of the Trust, the Corporation and the Partnerships, and (iv) understands that the Paired Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act and such Paired Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration.

                 SECTION 8. STATUS OF TENDERING HOLDER. Until the holder of Starwood Units tendered pursuant to this Agreement becomes a holder of record of the Paired Shares issued in exchange therefor (in the case of a Paired Share Election or a Combined Election) or until such holder has received cash in exchange therefor (in the case of a Cash Election or a Combined Election), such holder shall continue to hold and own such Starwood Units for all purposes of the Realty Partnership Agreement and the Operating Partnership Agreement. In the case of a Paired Share Election or a Combined Election, no such holder shall have any rights as a shareholder of the Trust or a stockholder of the Corporation in respect of such Paired Shares until such holder becomes a holder of record of such Paired Shares.

                 SECTION 9.  RESERVATION OF SHARES; CLOSING OF TRANSFER BOOKS.
(a) The Trust shall reserve and shall at all times have reserved out of its authorized but unissued Trust Shares, solely for the purpose of effecting the exchange of Realty Units pursuant to this Agreement, enough Trust Shares to permit the exchange of the then outstanding Realty Units. The Corporation shall reserve and shall at all times have reserved out of its authorized but unissued Corporation Shares, solely for the purpose of effecting the exchange of Operating Units pursuant to this Agreement, enough Corporation Shares to permit the exchange of the then outstanding Operating Units. All Paired Shares which may be issued upon exchange of Starwood Units shall be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof other than income taxes resulting from such exchange.

                 (b) The Trust shall not close its transfer books so as to prevent the timely issuance of Trust Shares pursuant to this





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Agreement.  The Corporation shall not close its transfer books so as to prevent the timely issuance of Corporation Shares pursuant to this Agreement.

                 SECTION 10. NOTICES. All notices, documents and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or by overnight mail or when sent by facsimile transmission, or four days after being mailed (by registered mail, return receipt requested) to a party at the following address (or to such other address as such party may have specified by notice given to the other parties pursuant to this provision):

         If to the Trust or the Realty Partnership, to:

                 Starwood Lodging Trust
                 11845 West Olympic Boulevard
                 Suite 550
                 Los Angeles, California  90064
                 Attention:  Jeffrey C. Lapin
                 Telecopy No.: (310) 575-9512

         with a copy to:

                 Sidley & Austin
                 555 West 5th Street
                 Los Angeles, California  90013
                                  Attention:  Sherwin L. Samuels
                 Telecopy No.: (213) 896-6600


         If to the Corporation or the Operating Partnership, to:

                 Starwood Lodging Corporation
                 11845 West Olympic Boulevard
                 Suite 560
                 Los Angeles, California  90064
                 Attention: Kevin E. Mallory
                 Telecopy No.: (310) 575-5912

         with a copy to:

                 Sidley & Austin
                 555 West 5th Street
                 Los Angeles, California  90013
                 Attention:  Sherwin L. Samuels
                 Telecopy No.: (213) 896-6600





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         If to Starwood, to:

                 Starwood Capital Group, L.P.
                 c/o Sternlicht Holdings II, Inc.
                 Three Pickwick Plaza
                 Suite 250
                 Greenwich, Connecticut  06830
                 Attention: Barry S. Sternlicht
                 Telecopy No.: (203) 861-2101

         with a copy to:

                 Rogers & Wells
                 200 Park Avenue
                 New York, New York  10166
                 Attention: Robert E. King, Jr.
                 Telecopy No.: (212) 878-8375


                 SECTION 11.  DEFINITIONS.  For purposes of this Agreement:

                 "Beneficially Owning" means owning Trust Shares directly, indirectly or constructively by a person or entity through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, or Section 544 of the Code, as modified by
         Section 856(h) of the Code. The term "Beneficially Own" shall have a correlative meaning.

 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                 "Corporation Shares" means the shares of Common Stock, par value $.01 per share, of the Corporation.

                 "Declaration of Trust" means the Declaration of Trust of the Trust dated August 25, 1969, as amended and restated as of June 6, 1988, and as further amended on February 1, 1995 and as amended from time to time after the date of this Agreement.

                 "Disinterested Members" when used with respect to the Trust has the meaning set forth in the Code of Regulations of the Trust and, when used with respect to the Corporation, has the meaning set forth in the By-Laws of the Corporation, in each case as amended from time to time.

                 "Ownership Limit" when used with respect to Trust Shares, has the meaning set forth in the Declaration of Trust and, when used with respect to the Corporation Shares, has the meaning set forth in the Restated Articles, in each case as amended from time to time.





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                 "Paired Share" means a Corporation Share and a Trust Share which are paired pursuant to the Pairing Agreement.

                 "Paired Share Closing Price" shall mean, with respect to a particular date, the last reported sales price regular way on such date or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way on such date, in either case on the New York Stock Exchange, or if the Paired Shares are not then listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Paired Shares are then listed or admitted to trading or, if not then listed or admitted to trading on any national securities exchange, the closing sale price on such date of the Paired Shares or, in case no reported sale takes place on such date then, the average of the closing bid and asked prices on such date, on NASDAQ or any comparable system. If the Paired Shares are not then quoted on NASDAQ or any comparable system, the Board of Trustees of the Trust and the Board of Directors of the Corporation shall in good faith determine the Paired Share Closing Price.

                 "Pairing Agreement" means the Pairing Agreement dated June 25, 1980 between the Trust and the Corporation, as it may be amended from time to time.

                 "REIT Requirements" shall mean the requirements for the Trust to (i) qualify as a REIT under the Code and the rules and regulations promulgated thereunder, (ii) avoid any federal income or excise tax liability, (iii) retain its status as grandfathered pursuant to
         Section 132(c)(3) of the Deficit Reduction Act of 1984 and (iv) retain the benefits of that certain private letter ruling issued by the Internal Revenue Service to the Trust dated as of January 4, 1980.

                 "Restated Articles" means the Restated Articles of Incorporation of the Corporation, as amended from time to time after the date of this Agreement.

                 "Trust Shares" means the shares of Beneficial Interest, $.01 par value, of the Trust.

                 SECTION 12. DETERMINATIONS AND INTERPRETATION. All agreements between the Trust and the Corporation provided for in this Agreement shall be made on behalf of the Trust and the Corporation by their respective Disinterested Members, including, without limitation, any agreement between the Trust and the Corporation as to the election of the Paired Share Election, the Cash Election or the Combined Election with respect to a tender of Starwood Units pursuant to Section 2(c), any agreement to permit the revocation, withdrawal or modification of a tender of Starwood Units pursuant to Section 1(c) and any adjustment of the Issuance Percentages pursuant to Section 4(b). All





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interpretations of the terms of this Agreement shall be resolved on behalf of the Trust and the Corporation by their respective Disinterested Members.

                 SECTION 13. PARTIAL INVALIDITY. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

                 SECTION 14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors or assigns. Notwithstanding prohibitions on assignment contained herein, in the event that a Starwood Partner transfers record ownership of Starwood Units to any of its direct or indirect partners, this Agreement shall be assigned to such partners; provided that each such partner agrees to be bound by all of the terms and conditions of this Agreement.

                 SECTION 15. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when the Trust, the Corporation, the Realty Partnership, the Operating Partnership, each of the Starwood Partners and Firebird shall have each executed a counterpart of this Agreement.

                 SECTION 16. TITLES AND HEADINGS. Titles and headings to Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                 SECTION 17. EXHIBITS. The Exhibits referred to in this Agreement shall be construed with, and as an integral part of, this Agreement to the same extent as if the same had been set forth verbatim herein.

                 SECTION 18. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, including the Exhibits, contains the entire understanding of the parties hereto with regard to the subject matter contained herein. In addition to amendments and modifications permitted by Section 1(e), the parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement; provided that any such amendment, modification or supplement shall be approved by a majority of the Disinterested Members of each of the Trust and the Corporation. The failure of any party hereto to enforce at any time any provision of this





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Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

                 SECTION 19. GOVERNING LAW. Except to the extent that Maryland law is mandatorily applicable to the rights and obligations of the shareholders of the Trust and the stockholders of the Corporation, this Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the internal laws of the State of New York, without regard to principles of conflicts of laws as applied in the State of New York or any other jurisdiction which, if applied, would result in the application of any laws other than the internal laws of the State of New York.

                 SECTION 20. HOTEL INVESTORS TRUST. The parties hereto understand and agree that the name "Hotel Investors Trust" is a designation of the Trust and its Trustees (as Trustees but not personally) under the Declaration of Trust, and all persons dealing with the Trust shall look solely to the Trust's assets for the enforcement of any claims against the Trust, and that the Trustees, officers, agents and security holders of the Trust assume no personal liability for obligations entered into on behalf of the Trust, and their respective individual assets shall not be subject to the claims of any person relating to such obligations.

                 SECTION 21. SUBMISSION TO JURISDICTION. Each of the parties hereto irrevocably submits and consents to the jurisdiction of the United States District Court for the Southern District of New York and the United States District Court for the Central District of California in connection with any action or proceeding arising out of or relating to this Agreement, and irrevocably waives any immunity from jurisdiction thereof and any claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled in any such action or proceeding.





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                 IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto or by their duly authorized officers, all as of the date first above written.


                                  HOTEL INVESTORS TRUST
                                  a Maryland real estate investment
                                    trust


                                  By:_________________________
                                     Name:
                                     Title:



                                  HOTEL INVESTORS CORPORATION
                                  a Maryland corporation


                                  By:_________________________
                                     Name:
                                     Title:



                                  SLT REALTY LIMITED PARTNERSHIP

                                  By: HOTEL INVESTORS TRUST,
                                       general partner


                                       By:_________________________
                                          Name:
                                          Title:



                                  SLC OPERATING LIMITED PARTNERSHIP

                                  By: HOTEL INVESTORS CORPORATION,
                                       general partner


                                       By:_________________________
                                          Name:
                                          Title:





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
                                  STARWOOD PARTNERS:

                                  BERL HOLDINGS, L.P.

                                  By:  BERL HOLDINGS I, INC.,
                                         general partner


                                       By:_________________________
                                          Name:
                                          Title:



                                  STARWOOD-APOLLO HOTEL PARTNERS
                                    VIII, L.P.

                                  By:  SAHI, INC.,
                                         general partner


                                       By:_________________________
                                          Name:
                                          Title:



                                  STARWOOD APOLLO HOTEL PARTNERS IX, L.P.

                                  By:  SAHI, INC.,
                                         general partner


                                       By:_________________________
                                          Name:
                                          Title:



                                  STARWOOD NOMURA HOTEL INVESTORS, L.P.

                                  By:  SNHI, INC.,
                                         general partner


                                       By:_________________________
                                          Name:
                                          Title:

                                  STARWOOD/WICHITA INVESTORS, L.P.

                                  By:  STARWOOD OPPORTUNITY FUND,
                                         II, L.P., general partner

                                       By:  STARWOOD CAPITAL GROUP, L.P.,
                                              general partner

                                            By:  BSS CAPITAL PARTNERS,
                                                   L.P., general partner

                                                 By:  STERNLICHT HOLDINGS
                                                        II, INC., general
                                                          partner


                                                       By:______________________
                                                          Name:
                                                          Title:



                                  STARWOOD-HUNTINGTON PARTNERS, L.P.

                                  By:  SRL HOLDINGS, INC.,
                                         general partner


                                       By:_________________________
                                          Name:
                                          Title:



                                  WOODSTAR PARTNERS I, L.P.

                                  By:  STARWOOD CAPITAL GROUP, L.P.,
                                         general partner

                                       By:  BSS CAPITAL PARTNERS, L.P.,
                                              general partner

                                            By:  STERNLICHT HOLDINGS II,
                                                   INC., general partner


                                                 By:_________________________
                                                    Name:
                                                    Title:

                                  FIREBIRD:

                                  FIREBIRD CONSOLIDATED PARTNERS, L.P.

                                  By: STARWOOD OPPORTUNITY FUND II, L.P.,
                                        general partner

                                       By: STARWOOD CAPITAL GROUP, L.P.,
                                             general partner

                                           By: BSS CAPITAL PARTNERS, L.P.,
                                                 general partner

                                               By: STERNLICHT HOLDINGS II,
                                                     INC., general partner


                                                   By:_________________________
                                                      Name:
                                                      Title: